UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2007

Staples, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of principal executive offices)	(Zip Code)

508-253-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2007, Brenda C. Barnes advised our Board of Directors that, due to other commitments, she will not be standing for re-election to the Board at our next annual meeting of stockholders.

On March 8, 2007, Ronald L. Sargent, our Chairman and Chief Executive Officer, received a retention grant under our Amended and Restated 2004 Stock Incentive Plan.  The retention grant consists of 375,000 shares of restricted stock and 375,000 shares underlying a performance share award.  The restricted shares will vest in full at the end of our 2011 fiscal year if Mr. Sargent has continuously worked for us through such date.  The restricted shares will vest in full before such date  upon Mr. Sargent’s death, disability or termination without cause or if, following a change in control of Staples, Mr. Sargent is not offered employment by the surviving corporation under certain conditions or Mr. Sargent is terminated without cause or resigns for good reason within one year of such change in control.  The performance shares will be awarded if we achieve certain five year cumulative sales and return on net asset goals at the end of our 2011 fiscal year.  In order to receive any performance shares, Mr. Sargent must have continuously worked for us through the end of our 2011 fiscal year unless he is terminated before such date due to his death or disability or, following a change in control of Staples, Mr. Sargent does not continue his employment with the surviving corporation or is terminated without cause or resigns for good reason within one year of such change in control.  Both a minimum sales and a minimum return on net asset goal for the five year period must be met in order for any of the performance shares to be awarded, and a percentage of the total award, ranging from 50% to 100%, will be awarded based upon our sales and return on net assets exceeding such minimum goals.  The terms and conditions of Mr. Sargent’s grant, including the applicable performance goals, were determined by our Compensation Committee and approved by our Board of Directors.  Mr. Sargent’s grant reflects our executive compensation program’s goal of linking compensation to overall company performance and is consistent with our historic practice of using long-term equity incentives to reward the achievement of long-term business objectives and to help us retain a successful and tenured management team.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2007	Staples, Inc.

	By:	/s/ Jack VanWoerkom
Jack VanWoerkom
Executive Vice President,
General Counsel and Secretary